                                                            EXHIBIT 4.10.1


                 AMENDMENT TO AMENDED AND RESTATED REGISTRATION
                        AND SHAREHOLDER RIGHTS AGREEMENT

      This Amendment to Amended and Restated Registration and Shareholder Rights Agreement (this "Agreement") is made this 30th day of November, 2000, by and among American Psych Systems Holdings, Inc., a Delaware corporation formerly known as American Psych Systems, Inc. (the "Company") and Canpartners Investments IV, LLC, a California limited liability company ("Canyon"), Nazem & Company IV, L.P. ("Nazem") and Transatlantic Venture Partners, C.V. ("Transatlantic")(Canyon, Nazem and Transatlantic are collectively referred to herein as, the "Holders").

                                    RECITALS

      WHEREAS, pursuant to the terms of that certain Note Purchase Agreement and Warrant Agreement, dated September 26, 1997, by and between the Company and the Holders (the "1997 Note Purchase Agreement"), the Holders received warrants to acquire shares of Common Stock from the Company (the "Warrants");

      WHEREAS, pursuant to that certain Registration Rights Agreement dated September 26, 1997, as amended on December 23, 1998 (the "1997 Registration Rights Agreement"), by and between the Company and the Holders, the Company agreed to cause the shares so underlying the Warrants to be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act");

      WHEREAS, pursuant to the Note and Stock Purchase Agreement dated as of September 15, 2000 by and among Psych Systems Holdings, Inc., a Delaware corporation ("Issuer"), Canyon and the Guarantors from time to time a party thereto (the "2000 Note and Stock Purchase Agreement"), Canyon, as Purchaser, received shares of Common Stock from the Company (the "Shares");

      WHEREAS, the Holders are parties to a Amended and Restated Registration and Shareholders Rights Agreement, dated September 15, 2000 (the "Amended and Restated Agreement"), whereby such parties fully amended and restated in full the 1997 Registration Rights Agreement and the Company's obligations to cause the registration of the Registrable Securities (as defined in the 1997 Registration Rights Agreement) pursuant to the Securities Act and to add thereto Canyon's rights to have the Shares registered thereunder;

      WHEREAS, pursuant to the terms of the 1997 Note Purchase Agreement, Nazem and Transatlantic purchased 15% Senior Secured Notes in the principal amounts of $262,829 and $525,657, respectively (the "Notes");

      WHEREAS, pursuant to the terms of the transactions contemplated by that certain Credit Agreement, dated as of December 23, 1998, among Issuer, the Company, the lenders listed on the


                                                 American Psych Systems Holdings
                                  Amendment to Amended and Restated Registration
                                               and Shareholders Rights Agreement
signature pages thereto and NationsCredit Commercial Corporation ("Bank of America"), Nazem and Transatlantic were each required to convert the principal and accrued and unpaid interest due under the Notes (the "Conversion") into shares of the Company's Series II Convertible Preferred Stock ("Series II Stock");

      WHEREAS, as part of the Conversion, Nazem and Transatlantic were issued 172,464 and 344,928 shares, respectively, of Series II Stock (the "Series II Shares"); and

      WHEREAS, the Holders desire to amend the Amended and Restated Agreement in order to include the Series II Shares (and the shares of Common Stock issued and issuable upon conversion thereof) within the definition of Registrable Securities thereby expanding the Company's obligations to cause the registration of the Registrable Securities (as defined in the Amended and Restated Agreement) pursuant to the Securities Act and to add thereto Nazem's and Transatlantic's rights to have the Series II Shares registered thereunder.

      NOW, THEREFORE, the undersigned parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    AMENDMENT TO REGISTRATION RIGHTS AGREEMENT.

      (a) The definition of "Holders", as set forth in Section 2.1 of the Amended and Restated Agreement, shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            HOLDERS. Except as defined and used in the Preamble and Recitals above, "Holders" shall mean Canpartners, Nazem & Company IV, L.P. ("Nazem") and Transatlantic Venture Partners, C.V. ("Transatlantic"), and Transferees of such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 9 at such times as such Persons shall have beneficial or record ownership of Registrable Securities. The Series II Shares, Shares, Warrant Shares and Warrants held by each Holder on the date hereof are listed on Schedule I hereto.

      (b) The definition of "Registrable Securities", as set forth in
Section 2.1 of the Amended and Restated Agreement, shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            REGISTRABLE SECURITIES. "Registrable Securities" shall mean, subject to Section 9: (i) the Shares, Warrant Shares or Series II Shares owned by Holders on the date hereof, and owned by a Holder on the date of determination,
(ii) the Warrants, (iii) any securities issued as a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Registrable Securities; and (iv) any securities issued in exchange for Registrable Securities in any sale, exchange, merger or reorganization of the Company; provided, however, that Registrable Securities shall not include any securities


                                      2

                                                 American Psych Systems Holdings
                                  Amendment to Amended and Restated Registration
                                               and Shareholders Rights Agreement
which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar Rule promulgated by the Commission pursuant to the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, subscription or otherwise), whether or not such acquisition has actually been effected.

      (c) A new definition of "Senior Notes" shall be added to Section 2.1 of the Amended and Restated Agreement and shall read as follows:

            SENIOR NOTES. "Senior Notes" shall mean those 15% Senior Secured Notes, dated September 26, 1997, issued to (i) Nazem in the aggregate principal amount of $262,829, and (ii) Transatlantic in the aggregate principal amount of $525,657, which Senior Notes (including principal and accrued and unpaid interest due thereunder) were converted into shares of the Company's Series II Convertible Preferred Stock on December 23, 1998, pursuant to the terms of the transactions contemplated by that certain Credit Agreement, dated as of December 23, 1998, among Issuer, the Company, the lenders listed on the signature pages thereto and Bank of America.

      (d) A new definition of "Series II Shares" shall be added to Section 2.1 of the Amended and Restated Agreement and shall read as follows:

            SERIES II SHARES. "Series II Shares" shall mean (i) the shares of Series II Convertible Preferred Stock issued to Nazem and Transatlantic in connection with the conversion of the Senior Notes and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) above upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; PROVIDED that such securities shall cease to be Series II Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) cease to be outstanding.

      (e) Schedule I, as attached to the Amended and Restated Agreement, shall be deleted in its entirety and a new Schedule I, as attached hereto, listing the Series II Shares, Shares, Warrant Shares and Warrants held by each Holder, as defined in Section 1(a) above, as of September 15, 2000, shall be inserted in lieu thereof.

      2. EFFECT OF AMENDMENTS. Except for the amendment of the Amended and Restated Agreement under Section 1 above, all of the terms and conditions of the Amended and Restated Agreement remain unmodified and in full force and effect. This Agreement shall not be effective until and unless the Holders have executed this Agreement.

      3. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument.


                                       3

                                                 American Psych Systems Holdings
                                  Amendment to Amended and Restated Registration
                                               and Shareholders Rights Agreement

      IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                         CANPARTNERS INVESTMENTS IV, LLC,
                                         A California limited liability company

                                         By:  Canpartners Incorporated,
                                               a California corporation,
                                               its managing member


                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------
                                         NAZEM & COMPANY IV, L.P.


                                         By:  Nazem & Associates IV, L.P.,
                                               a Delaware limited partnership,
                                               its general partner


                                         By:    /s/ Philip Barak
                                               ---------------------------------
                                         Name:  Philip Barak
                                               ---------------------------------
                                         Title: General Partner
                                               ---------------------------------

                                         TRANSATLANTIC VENTURE PARTNERS, C.V.

                                         By:  The Banexi-Nazem Transatlantic
                                               Venture Fund N.V.,
                                               a Netherlands Antilles
                                               corporation,
                                               its general partner

                                         By:    /s/ Philip Barak
                                               ---------------------------------
                                         Name:  Philip Barak
                                               ---------------------------------
                                         Title: Investment Manager
                                               ---------------------------------


                              Signature Page 1 of 2

                                                 American Psych Systems Holdings
                                  Amendment to Amended and Restated Registration
                                               and Shareholders Rights Agreement

                                         AMERICAN PSYCH SYSTEMS HOLDINGS, INC.,
                                               a Delaware corporation



                                         By:   /s/ Stephen DaRe
                                               ---------------------------------
                                         Name: Stephen DaRe
                                               ---------------------------------
                                         Title: EVP & CFO
                                               ---------------------------------


                              Signature Page 2 of 2

                                                 American Psych Systems Holdings
                                  Amendment to Amended and Restated Registration
                                               and Shareholders Rights Agreement

                                   SCHEDULE I

                        TO REGISTRATION RIGHTS AGREEMENT

HOLDER:                                   SERIES II SHARES, SHARES, WARRANT
AND WARRANTS                              SHARES
--------------------------------------------------------------------------------

CANPARTNERS INVESTMENTS IV, LLC          750,000 Shares
-------------------------------          1,183,928 Warrant Shares

Address:
      c/o Canyon Partners Incorporated
      9665 Wilshire Boulevard, Suite 200
      Beverly Hills, California 90212
      Attn: Scott A. Imbach
      Telecopy: 310/247-2701
--------------------------------------------------------------------------------
NAZEM & COMPANY IV, L.P.                 172,464 Series II Shares
------------------------                 38,691 Warrants

Address:
      645 Madison Avenue, 12th Floor
      New York, New York 10022
      Attention:  Phil Barak
--------------------------------------------------------------------------------
TRANSATLANTIC VENTURE PARTNERS, C.V.     344,928 Series II Shares
------------------------------------     77,381 Warrants


Address:
      645 Madison Avenue, 12th Floor
      New York, New York 10022
      Attention:  Phil Barak
--------------------------------------------------------------------------------